UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2007
Commission file number: 000-21119
USN CORPORATION
(Name of small business issuer in its charter)

Colorado	84-1186026

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5215 North O’Connor, Suite 200, Irving, Texas (Address of principal executive offices)	76039 (Zip Code)
N/A
Issuer’s telephone number, including area code: (310) 201-9900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$240.13e-4(c))

Section 4. Matters Related to Accountants and Financial Statements
Item 4.01 Changes in Registrant’s Certifying Accountant.
1. Previous Independent Registered Public Accounting Firm.
     A. On January 19, 2007, USN Corporation. (“Registrant”) was informed that its independent registered public accountants, Creason & Associates, P.L.L.C. (“Creason”), would no longer be serving in that capacity. The Company’s Board of Directors accepted Creason’s decision.
     B. The reports of Creason on the financial statements of the Registrant as of March 31, 2006 and for the years ended March 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than going concern.
     C. During the Registrant’s two most recent fiscal years and the subsequent interim periods through January 19, 2007, there were no disagreements with Creason on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Creason, would have caused it to make reference thereto in its reports on the financial statements for such years.
     D. The Registrant provided Creason with a copy of this Current Report and has requested that it furnish the Registrant with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements. A copy of such letter will be filed as Exhibit 16.1 in an amendment to this Current Report on Form 8-K.
2. New Independent Registered Public Accounting Firm.
     Effective February 9, 2007, the Registrant has engaged Li & Company, PC, subject to completion of their due diligence, as its new independent certified public accounting firm to review the Registrant’s financial statements for the quarter ended December 31, 2006. Prior to such engagement, the Registrant did not consult such firm on any of the matters referenced in Regulation S-B Item 304(a)(2).
Section 9. Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired: None
(b) Pro-Forma Financial Statements: None
(c) Exhibits: None

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USN Corporation (Registrant)
February 12, 2007	By:	Date:/s/ Mark Miller
Mark Miller
President and CEO